As filed with the Securities and Exchange Commission on October 30, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARKER THERAPEUTICS, INC.

(Name of Issuer as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

2834	45-4497941
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

5 West Forsyth Street, Suite 200

Jacksonville, FL 32202

904-516-5436

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Hoang

Chief Executive Officer

Marker Therapeutics, Inc.

5 West Forsyth Street, Suite 200

Jacksonville, FL 32202

904-516-5436

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark A. Catchur

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Blvd., Suite 2800

Tampa, FL 33602

Telephone: 813-229-7600

Fax: 813-229-1660

Approximate date of commencement of proposed sale to the public: from time to time after this registration statement becomes effective as the selling shareholders shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock par value $0.001	49,897,758	$6.81	$339,803,732	$41,184.21

(1)	This amount represents shares to be offered by the selling stockholders from time to time after the effective date of this Registration Statement at prevailing market prices at the time of sale. In accordance with Rule 416(a), the registrant is also registering for resale hereunder an indeterminate number of shares that may be issued with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions and consists of (i) 17,500,000 shares of common stock, and 13,437,500 shares of common stock issuable upon the exercise of warrants (including 312,500 placement agent warrants), each issued pursuant to a Securities Purchase Agreement dated June 8, 2018 by and among the registrant and the purchasers named therein, and (ii) 13,914,255, shares of common stock and 5,046,003 shares of common stock issuable upon the exercise of warrants, each issued pursuant to an Agreement and Plan of Merger and Reorganization dated as of May 15, 2018.
(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low sales prices of the registrant’s common stock as reported on The NASDAQ Capital Market on October 25, 2018.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion—Dated October 30, 2018

PROSPECTUS

Marker Therapeutics, Inc.

49,897,758 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 49,897,758 shares of our common stock, by the selling stockholders identified in this prospectus under “Selling Stockholders”. Our shares of common stock covered by this prospectus (the “Covered Shares”) consist of the following:

•	Marker Transaction Shares. 13,914,255 shares of common stock, and 5,046,003 shares of common stock issuable upon exercise of five-year warrants (the “Marker Warrants”) to purchase one share of our common stock for $2.99 issued in connection with our completed merger with Marker Cell Therapy, Inc. (formerly known as Marker Therapeutics, Inc.) (the “Marker Transaction”); and

•	Private Placement Shares. 17,500,000 shares of common, and 13,437,500 shares of common stock issuable upon exercise of five-year warrants (the “2018 PIPE Warrants”) to purchase one share of our common stock for $5.00 (inclusive of 312,500 placement agent warrants) issued in a private placement in connection with the Marker Transaction (the “Private Placement Transaction”).

The prices at which the selling stockholders may sell the Covered Shares will be determined by the prevailing market price for the shares or in negotiated transactions. We provide more information on how the selling stockholders may resell their respective Covered Shares in the Section titled “Plan of Distribution” beginning on page 20. We are not selling any securities under this prospectus and we will not receive proceeds from the sale of the Covered Shares by the selling stockholders. However, we may receive cash proceeds from the exercise of the Marker Warrants and the 2018 PIPE Warrants, which if exercised for cash at the current applicable exercise price with respect to all of the Marker Warrants and 2018 PIPE Warrants would result in aggregate gross proceeds to us of $82 million.

We are obligated to pay the expenses of registering the Covered Shares, but all selling and other expenses incurred by the selling stockholders will be paid by the selling stockholder.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “MRKR.” On October 25, 2018, the last reported sale price of our common stock on the Nasdaq Capital Market was $6.81 per share, and we had 45,328,510 shares of common stock outstanding.

This prospectus provides a general description of the securities being offered. You should carefully read this prospectus and the registration statement of which it forms a part carefully before you invest in any securities.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         __, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, certain selling stockholders from time to time may sell the common stock described in this prospectus in one or more offerings. In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more of the selling stockholders. We also may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the later-dated document modifies or supersedes the earlier statement.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. Neither we nor the selling stockholders have authorized any dealer, sales person or other person to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

In this prospectus, all references to (i) “Marker” “we,” “us,” “our” or the “Company” collectively refers to Marker Therapeutics, Inc. (formerly known as TapImmune, Inc.) and its subsidiaries; (ii) “SEC” refers to the Securities and Exchange Commission; (iii) “Securities Act” refers to the United States Securities Act of 1933, as amended; (iv) “Exchange Act” refers to the United States Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend” and similar words or phrases. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Accordingly, these statements involve estimates, assumptions, risks and uncertainties, including the risks discussed in the section entitled “Risk Factors,” that could cause actual results to differ materially from those expressed in them. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, undue reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

•	the Marker Transaction;

•	our future financial and operating results, including targeted product milestones and potential revenues;

•	benefits and synergies of the Marker Transaction;

•	the future opportunities of the combined company;

•	the progress and timing of product development programs and related trials;

•	the potential efficacy of products and product candidates; and

•	our strategy, projected costs, prospects, plans and objectives of management.

Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. Actual future results may vary materially from those projected, anticipated or indicated in any forward-looking statements as a result of various factors, including without limitation those set forth below and elsewhere in this prospectus and the documents incorporated by reference in this prospectus:

•	our ability to maintain compliance with NASDAQ listing standards;

•	the liquidity and trading market for shares of our common stock;

•	our clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis;

•	uncertainties in obtaining successful pre-clinical and clinical results for product candidates and unexpected costs that may result therefrom;

•	our ability to manufacture sufficient product to conduct clinical trials;

•	our ability to manage potential conflicts of interest concerning manufacturing and licensing matters;

•	our ability to obtain required regulatory approvals for product candidates; costs, timing and regulatory review of the combined company’s studies and clinical trials;

•	any failure to realize any value of certain product candidates being developed, in light of inherent risks and difficulties involved in successfully bringing product candidates to market;

•	our ability to develop new product candidates;

•	our ability to commercialize and launch any product candidate that receives regulatory approval;

•	our ability to attain market acceptance among physicians, patients, patient advocacy groups, health care payors and the medical community for future products;

•	our ability to market any approved drug successfully or at all once it is on the market in light of challenges relating to regulatory compliance, pricing, market acceptance and competition;

•	our ability to obtain the substantial additional funding required to conduct development and commercialization activities; and

•	our ability to obtain, maintain and enforce patent and other intellectual property protection for currently marketed products and product candidates.

For more information regarding these and other uncertainties and factors that could cause our actual results to differ materially from what we have anticipated in our forward-looking statements or otherwise could materially adversely affect our business, financial condition, or operating results, see the risks and uncertainties described under the heading “Risk Factors” in the documents filed with the SEC that we have incorporated by reference into this prospectus. Such risks and uncertainties are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our business, financial condition or operation results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements. Readers should also carefully review the risk factors described in other documents that we file from time to time with the SEC. Our forward-looking statements in this report speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or in documents incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the information set forth in the section entitled “Risk Factors” and the information that is incorporated by reference into this prospectus. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for a further discussion on incorporation by reference.

Company Overview

Marker Therapeutics, Inc., a Delaware corporation formerly known as TapImmune, Inc. (the “Company” or “we”), is a clinical-stage immuno-oncology company specializing in the development and commercialization of innovative cell-based immunotherapies for the treatment of hematological malignancies and solid tumor indications, and novel peptide-based vaccines for the treatment of breast and ovarian cancers. The Company’s cell-based immunotherapy technology is based on the selective expansion of non-engineered, tumor-specific T cells that recognize tumor associated antigens (i.e. tumor targets) and kill tumor cells expressing those targets. Once infused into patients, this population of T cells recognizes multiple tumor targets to produce broad spectrum anti-tumor activity. Because the Company does not genetically engineer its T cells, when compared to current engineered CAR-T and TCR-based approaches, its products (i) are significantly less expensive and easier to manufacture, (ii) appear to be markedly less toxic, and (iii) are associated with meaningful clinical benefit. As a result, the Company believes its portfolio of T cell therapies has a compelling therapeutic product profile, as compared to current gene-modified CAR-T and TCR-based therapies. In addition, the Company’s legacy Folate Receptor Alpha program (TPIV200) for breast and ovarian cancers and our HER2/neu program (TPIV100/110) are in Phase II clinical trials. In parallel, the Company has been working on a proprietary nucleic acid-based antigen expression technology named PolyStart™ to improve the ability of the immune system to recognize and destroy diseased cells. The Company was incorporated in Nevada in 1992 and reincorporated in Delaware in October 2018 in connection with the Marker Transaction.

The Marker Transaction and Concurrent Private Placement Transaction. On October 17, 2018, the Company completed its previously announced business combination with Marker Therapeutics, Inc., a privately-held Delaware corporation (“Marker”), in accordance with the terms of an Agreement and Plan of Merger and Reorganization dated as of May 15, 2018 (the “Merger Agreement”) by and among the Company, Timberwolf Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Marker. On October 17, 2018, pursuant to the Merger Agreement, Merger Sub was merged with and into Marker (the “Merger”), with Marker being the surviving corporation and becoming a wholly-owned subsidiary of the Company. In connection with the Merger, the Company changed its name to Marker Therapeutics, Inc. and Marker changed its name to Marker Cell Therapy, Inc. At the effective time of the Merger, the former Marker stockholders received (i) an aggregate of 13,914,255 shares of the Company’s common stock which equaled the number of shares of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger, and (ii) an aggregate of 5,046,003 warrants which equaled the number of the Company’s warrants and stock options issued and outstanding immediately prior to the effective time of the Merger.

The Private Placement Transaction. Concurrently with the Marker Transaction, we closed on a private placement financing with certain accredited investors. The aggregate proceeds we received, before deducting the placement agent fees and other offering expenses, was $70 million. We issued 17,500,000 shares of our common stock at a price of $4.00 per share, and issued warrants to purchase 13,437,500 shares of our common stock (including 312,500 placement agent warrants) at an exercise price of $5.00 per share that will be exercisable for a period of five years.

Corporate Information

Our principal executive offices are located at 5 West Forsyth Street, Suite 200 Jacksonville, FL 32202 and our telephone number is 904-516-5436. Our website is located at www.markertherapeuticscom. The information contained on or connected to our website is not a part of this prospectus.

Common stock outstanding:	45,328,510 shares as of October 17, 2018

Common stock offered by selling stockholders (Marker Transaction):	13,914,255 shares

Common stock issuable upon exercise of all Marker Warrants for cash offered by selling stockholders:	5,046,003 shares

Common stock offered by selling stockholders (Private Placement Transaction):	17,500,000 shares

Common stock upon exercise of all 2018 PIPE Warrants offered by selling stockholders:	13,437,500

Common stock outstanding after the offering:	63,812,013 shares (1)

Use of Proceeds:

We will not receive any proceeds from the sale of the Covered Shares by the selling stockholders. We may receive proceeds, rounded to the nearest thousand dollars, if the following warrants are exercised (to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the “cashless exercise” provision is not utilized by the holder) for cash:

Up to $67,187,500 if the outstanding 2018 PIPE Warrants are exercised, and

Up to $15,087,548 if the outstanding Marker Warrants are exercised.

Any cash proceeds received by us will be used for general corporate purposes and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. No assurances can be given that any of such warrants will be exercised. See “Use of Proceeds.”

Listing of common stock:	Our common stock is listed on the Nasdaq Capital Market under the symbol “MRKR.”

Dividend policy:	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our common stock.

Risk factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

______________________

(1)	Assumes the exercise for cash of all of the outstanding 2018 PIPE Warrants and the Marker Warrants, for which the underlying shares of common stock are registered herein, and that we do not issue any other shares of common stock.

RISK FACTORS

 Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Part I, Item 1A under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as updated by and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, following the most recent Form 10-K and that are so incorporated and the risk factors contained in our Definitive Proxy Statement on Schedule 14A filed on September 14, 2018, which is incorporated herein by reference. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. In addition to such other risks, set forth below are risks related to this Offering. The occurrence of any of the events described in the risk factors referred to above or set forth below might cause you to lose all or part of your investment in the common stock.

Additional Risks Relating to This Offering and Our Common Stock

The sale of a substantial amount of our common stock, including resale of the shares of common stock issuable upon the exercise of the 2018 PIPE Warrants and Marker Warrants in the public market after this offering could adversely affect the prevailing market price of our common stock and cause stockholders to experience dilution.

We have outstanding an aggregate of 45,328,510 shares of our common stock as of October 17, 2018. The 2018 PIPE Warrants and Marker Warrants are exercisable for an aggregate of 18,483,503 shares of common stock, subject to adjustment as provided in the 2018 PIPE Warrants and Marker Warrants, including 31,414,255 shares of common stock being offered pursuant to this prospectus. Pursuant to the registration rights granted in the Private Placement and pursuant to the Marker Transaction, we agreed to register the resale by the selling stockholders named herein of the shares of common stock issuable upon exercise of the 2018 PIPE Warrants and Marker Warrants. Upon such registration, these registered shares will become generally available for immediate resale, subject to certain lock-up obligations applicable to certain of the Marker Warrants for a period of 180 days from the date of the closing of the Merger.

Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock, and the market value of our other securities, and could result in dilution to stockholders who hold our common stock. In addition, we may issue additional shares of common stock or other equity or debt securities convertible into common stock in connection with a future financing, acquisition, employee arrangement or otherwise. Any such issuance could result in substantial dilution to our stockholders and could cause our stock price to decline.

A substantial number of shares of common stock are being offered by this prospectus, and we cannot predict if and when the selling stockholder may sell such shares in the public markets. We have also registered the offer and sale of all shares of common stock that we may issue under our equity compensation plans. Furthermore, in the future, we may issue additional shares of common stock or other equity or debt securities convertible into common stock in connection with a financing, acquisition, employee arrangement or otherwise. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

We have a substantial number of outstanding warrants and the exercise of currently outstanding warrants could result in significant dilution to the holders of our common stock.

As of October 17, 2018, we had outstanding warrants to purchase 23,090,038 shares of our common stock. The exercise of our outstanding warrants could result in significant dilution to existing common stockholders, adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Our share price may be volatile, which could subject us to securities class action litigation and our stockholders could incur substantial losses.

The market price of shares of our common stock could be subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including:

• the results of clinical trials or development activities of our programs, or any future programs we may acquire;

• actual or anticipated fluctuations in our financial condition and operating results;

• failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

• issuance of new or updated research or reports by securities analysts;

• fluctuations in the valuation of companies perceived by investors to be comparable to us;

• additions or departures of key management or other personnel;

• disputes or other developments related to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technologies;

• announcement or expectation of additional debt or equity financing efforts;

• sales of our common stock by us, our insiders or our other stockholders; and

• general economic and market conditions.

These and other market and industry factors may cause the market price and demand for our common stock to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. In addition, the stock market in general, and NASDAQ and smaller companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. In the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If in the future any of our stockholders brought a lawsuit against us, we could incur significant legal expenses, settlement costs or damage awards that are not covered by, or exceed the limits of, our available directors’ and officers’ liability insurance, which could adversely impact our financial condition, results of operations or cash flows. Such a lawsuit could also divert the time and attention of our management.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.

The trading market for our common stock may be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. If any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our stock price, our stock price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

In the event that our internal control over financial reporting is perceived as inadequate, or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and the trading price of our common stock could decline.

We are subject to the periodic reporting requirements of the Exchange Act. As a result, our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles. As a public company, we are required, under Section 404(a) of the Sarbanes-Oxley Act of 2002, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. We designed our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur in the future and not be detected.

As a result of the Marker Transaction we are in the process of integrating Marker Cell Therapy, Inc.’s internal controls into ours. We may experience difficulties in doing this. If we are unable to confirm that our internal control over financial reporting is effective, or if our auditors, when required, are unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, or be delayed in producing these financial reports, both of which could cause the price of our common stock to decline. We could also be subject to, among other things, regulatory or enforcement actions by the SEC and The NASDAQ Global Market and could be subject to securities litigation.

Provisions in our corporate charter documents and under Delaware law could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our certificate of incorporation and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. Among others, these provisions include that:

•	our board of directors has the exclusive right to expand the size of our board of directors and to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•	our stockholders may not act by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•	a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	our certificate of incorporation prohibits cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	our board of directors may alter our bylaws without obtaining stockholder approval;

•	the required approval of the holders of at least two-thirds of the shares entitled to vote at an election of directors to adopt, amend or repeal our bylaws or repeal the provisions of our certificate of incorporation regarding the election and removal of directors;

•	stockholders must provide advance notice and additional disclosures in order to nominate individuals for election to the board of directors or to propose matters that can be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company; and

•	our board of directors is authorized to issue shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner. Furthermore, our certificate of incorporation specifies that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for most legal actions involving actions brought against us by stockholders. We believe this provision benefits us by providing increased consistency in the application of Delaware law by chancellors particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable in such action.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. We may receive gross proceeds, rounded to the nearest thousand dollars, if the following warrants are exercised (to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the “cashless exercise” provision is not utilized by the holder) for cash at their applicable exercise prices:

Up to $67,375,000 if the outstanding 2018 PIPE Warrants are exercised, and

Up to $15,087,548 if the outstanding Marker Warrants are exercised.

Any cash proceeds we receive from the exercise of warrants will be used for general corporate purposes and working capital or other purposes that our Board of Directors deems to be in our best interest. As of the date of this prospectus, we cannot specify with certainty the particular uses for the proceeds we may receive. Accordingly, we will retain broad discretion over the use of these proceeds, if any.

SELLING STOCKHOLDERS

We have prepared this prospectus to permit the selling stockholders named below to, from time to time, sell, transfer or otherwise dispose of any or all of the Covered Shares. Notwithstanding the foregoing, the selling stockholders make no representations that the shares will be offered for sale. We are registering the offer and sale of the Covered Shares to satisfy registration rights we have granted to the selling stockholders.

All of the selling stockholders named below acquired the shares of our common stock being offered under this prospectus directly from us at the closing of our acquisition of the Marker Transaction or in the Private Placement Transaction. We issued the shares to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and Regulation D promulgated thereunder. In connection with such issuance, each of the selling stockholders represented that such stockholder was an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D. Each of the selling stockholders also represented that the stockholder was acquiring the shares of our common stock for the stockholder’s own account and not on behalf of any other person and not with a view to any resale, distribution or other disposition of the shares.

The table below presents information regarding (i) the selling stockholders, (ii) the number of shares of common stock beneficially owned by each of them prior to the offering, (iii) the number of shares of common stock that each of them may sell or otherwise dispose of from time to time under this prospectus and (iv) the number and percentage of the common stock the selling stockholders will own assuming all of the shares of common stock covered by this prospectus are sold by the selling stockholders. The amounts and information set forth below are based upon information provided to us by the selling stockholders, or his, her or its representatives, or on our records as of October 17, 2018.

Because the selling stockholders identified in the table may sell some or all of the Covered Shares, and because, other than the registration rights, there are currently no agreements, arrangements or understandings with respect to the sale of any of the Covered Shares, no estimate can be given as to the number of Covered Shares available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they acquired the Covered Shares pursuant to the Private Placement Transaction or Marker Transaction, as applicable. We have, therefore, assumed for the purposes of the following table, that all of the common stock covered by this prospectus will be sold by the selling stockholders.

To our knowledge, except as indicated in the footnotes to this table, each person named in the table has sole voting and investment power with respect to all shares of our common stock shown in the table to be beneficially owned by such person. Except as set described below in the footnotes and in “Material Relationships Between Selling Stockholders and Marker” below, none of the selling stockholders has had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years. In addition, based on information provided to us, none of the selling stockholders that are affiliates of broker-dealers, if any, purchased the shares of our common stock outside the ordinary course of business or, at the time of their acquisition of such shares, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus to the extent required.

Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of the selling stockholders and the number of shares of common stock registered on its behalf. The selling stockholders may sell or otherwise transfer all, some or none of the common stock held by each of them in this offering. See “Plan Of Distribution.”

	Number of Shares of Common stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (1)	Number of Shares of Common Stock Beneficially Owned After Offering (2)	Percentage of Shares of Common Stock Beneficially Owned After the Offering (1) (2)
New Enterprise Associates 16, L.P. (3)	8,750,000	8,750,000	0	0%
Aisling Capital IV LP (4)	3,500,000	3,500,000	0	0%
Perceptive Life Sciences Master Fund, Ltd. (5)	3,500,000	3,500,000	0	0%
683 Capital Partners, LP (6)	2,625,000	2,625,000	0	0%
Armistice Capital Master Fund Ltd. (7)	2,625,000	2,625,000	0	0%
CDK Associates L.L.C. (8)	2,540,328	2,540,328	0	0%
Baker Brothers Life Sciences, L.P. (9)	2,363,065	2,363,065	0	0%
Iroquois Capital Investment Group LLC (10)	1,750,000	1,750,000	0	0%
Katalyst Securities One, LLC (11)	546,875	546,875	0	0%
Iroquois Master Fund, Ltd (12)	794,248	437,500	356,748	*
CVI Investments, Inc.(13)	437,500	437,500	0	0%
667, L.P. (9)	261,935	261,935	0	0%
Empery Asset Master, LTD (14)	443,518	260,432	183,086	*
Aspire Capital Fund, LLC (15)	218,750	218,750	0	0%
Empery Tax Efficient II, LP (16)	501,524	142,910	358,614	*
AIGH Investment Partners LP (17)	109,375	109,375	0	0%
Birchview Fund LLC (18)	109,375	109,375	0	0%
Brio Capital Master Fund, Ltd. (19)	205,153	109,375	95,778	*
Gakasa Holdings, LLC (20)	109,375	109,375	0	0%
Third Street Holdings LLC (21)	84,672	84,672	0	0%
ACT Capital Partners, LP (22)	85,625	48,125	37,500	*
Empery Tax Efficient, LP (23)	77,460	34,158	43,302	*
Amir L. Ecker (24)	61,750	33,250	28,500	*
The Ecker Family Partnership (25)	24,700	16,800	7,900	*
ACT Capital Management, LLLP (26)	11,700	5,600	6,100	*
The 21st Century Ecker Family Partnership (27)	12,400	5,600	6,800	*
Piper Jaffray & Co. (28)	312,500	312,500	0	0%
Subtotal Private Placement Transaction	30,937,500	30,937,500
John R. Wilson (29)	8,258,727	8,258,727	0	0%
Ann Leen (30)	2,715,842	2,715,842	0	0%
Juan Vera (31)	2,715,842	2,715,842	0	0%
Baylor College of Medicine (32)	2,031,456	2,031,456	0	0%
Salt Free LP (Malcom Brenner/Cliona Rooney) (33)	1,794,111	1,794,111	0	0%
Helen Heslop (34)	928,827	928,827	0	0%
Stephen Dziedzic (35)	118,300	118,300	0	0%
Eliot Laurence (36)	47,319	47,319	0	0%
Kenneth C. Larson (37)	42,250	42,250	0	0%
Andrew Arthur (38)	40,559	40,559	0	0%
Stephen Handley (39)	40,559	40,559	0	0%
Kathleen A. Haglund (40)	33,800	33,800	0	0%
James Hannigan (41)	23,660	23,660	0	0%
Reed A. Smith (42)	23,660	23,660	0	0%
Devan V. Padmanabhan (43)	22,309	22,309	0	0%
Joe Dziedzic (44)	20,280	20,280	0	0%

	Number of Shares of Common stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (1)	Number of Shares of Common Stock Beneficially Owned After Offering (2)	Percentage of Shares of Common Stock Beneficially Owned After the Offering (1) (2)
Dan Welch (45)	20,280	20,280	0	0%
Walter Dzeidzic (46)	18,928	18,928	0	0%
Rajesh S. Padmanabhan (47)	16,900	16,900	0	0%
Mark Hirschel (48)	8,451	8,451	0	0%
Mark C. Jaszewski (49)	8,451	8,451	0	0%
Matthew D. Nelson (50)	6,760	6,760	0	0%
Robert J. Wojciehowski (51)	6,760	6,760	0	0%
Daniel E. Lee (52)	4,731	4,731	0	0%
Brad Eskro (53)	3,381	3,381	0	0%
Susan Hartjes Holman (54)	3,381	3,381	0	0%
Austin Seibel (55)	3,381	3,381	0	0%
Brett Larson (56)	1,353	1,353	0	0%
Subtotal Marker Transaction	18,960,258	18,960,258

*Less than one percent (1%)

(1)           Includes shares of common stock underlying warrants held by the selling stockholder that are covered by this prospectus, including warrants that, due to contractual restrictions, may not be exercisable if such exercise would result in beneficial ownership greater than 4.9% and 9.9% of our outstanding common stock, as applicable.

(2)           Based on 63,812,012 shares of common stock, which includes 45,328,510 shares of common stock issued and outstanding on October 17 2018, and 49,897,758 shares of common stock being offered in this prospectus that may be issued upon exercise of the warrants. In determining this amount, we assumed that (i) all shares of common stock being offered in this prospectus that may be issued upon exercise of the warrants will be sold and (ii) we issue no other shares of common stock. If these assumptions are incorrect, the number of shares and percentages included in this column will differ from what we have provided.

(3)           Shares beneficially owned prior to the offering consist of (i) 5,000,000 shares of common stock held directly and (ii) 3,750,000 shares of common stock issuable upon exercise of the 2018 PIPE Warrants. The securities directly held by New Enterprise Associates 16, L.P. (NEA 16) are indirectly held by NEA Partners 16, L.P. (Partners 16), which is the sole general partner of NEA 16; NEA 16 GP, LLC (NEA 16 LLC), which is the sole general partner of Partners 16; and each of the individual managers of NEA 16 LLC.  The individual Managers of NEA 16 LLC (the “NEA 16 Managers”) are Peter J. Barris, Forest Baskett, Ali Behbahani, Carmen Chang, Anthony A. Florence, Joshua Makower, Mohamad Makhzoumi, David M. Mott, Paul Walker, Scott D. Sandell, Ravi Viswanathan and Peter Sonsini.  NEA 16, NEA Partners 16, NEA 16 LLC, and the NEA 16 Managers share voting and dispositive power with regard to the shares owned directly by NEA 16.  All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein.  The address of the selling stockholder is c/o New Enterprise Associates, 1954 Greenspring Drive, Timonium, MD 21093.

(4)           Shares beneficially owned prior to the offering consist of (i) 2,000,000 shares of common stock held directly and (ii) 1,500,000 shares of common stock issuable upon exercise of 2018 PIPE Warrants. Aisling Capital Partners IV, LP is a general partner of Aisling Capital IV, LP. Aisling Capital Partners IV LLC is a general partner of Aisling Capital Partners IV, LP. Steve Elms and Andrew Schiff are the managing members of Aisling Capital Partners IV LLC. By virtue of these relationships, each of Aisling Capital Partners IV, LP, Aisling Capital Partners IV LLC, may be deemed to have sole voting and dispositive power with respect to the shares of our common stock beneficially owned by Aisling Capital IV, LP. Additionally, each of Mr. Elms and Mr. Schiff may be deemed to share the power to direct the voting and the disposition of the shares of our common stock beneficially owned by Aisling Capital IV, LP. The address of the principal business offices of each of these entities and individuals is 888 Seventh Avenue, 12th Floor, New York, New York 10106.

(5)           Shares beneficially owned prior to the offering consist of (i) 2,000,000 shares of common stock held directly and (ii) 1,500,000 shares of common stock issuable upon exercise of 2018 PIPE Warrants. The selling stockholder is offering all of the shares of common stock beneficially owned thereby in the offering. Perceptive Advisors LLC (“Perceptive Advisors”) is the investment advisor of the selling stockholder and may be deemed to have beneficial ownership of the shares of common stock beneficially owned thereby. Joseph Edelman is the controlling person of each of the selling stockholder and Perceptive Advisors and, accordingly, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by each of the selling stockholder and Perceptive Advisors. The address of the selling stockholder is 51 Astor Place, 10th Floor, New York, NY 10003.

(6)           Shares beneficially owned prior to the offering consist of (i) 1,500,000 shares of common stock held directly and (ii) 1,125,000 shares of common stock issuable upon exercise of 2018 PIPE Warrants. The selling stockholder is offering all of the shares of common stock beneficially owned thereby in the offering. The shares and warrants directly held by 683 Capital Partners, LP are indirectly held by 683 Capital Management, LLC and Ari Zweiman, the managing member of 683 Capital Management, LLC. 683 Capital Management, LLC, 683 Capital Partners LP and Mr. Zweiman share voting and dispositive power with respect to the shares held by 683 Capital Partners, LP. The address of the selling stockholder is 3 Columbus Circle, Suite 2205, New York, New York 10019.

(7)           Shares beneficially owned prior to the offering consist of (i) 1,500,000 shares of common stock held directly and (ii) 1,125,000 shares of common stock issuable upon exercise of 2018 PIPE Warrants. Armistice Capital, LLC is an investment manager to Armistice Capital Master Fund, Ltd. and Steven J. Boyd, the chief investment officer of Armistice Capital, LLC, may be deemed to have voting and investment power with respect to the securities held by Armistice Capital Master Fund Ltd. The address of the selling stockholder is c/o Armistice Capital, LLC, 510 Madison Ave; 5th Floor New York, NY 10022.

(8)           Shares beneficially owned prior to the offering consist of (i) 1,451,616 shares of common stock held by the selling stockholder and (ii) 1,088,712 shares of common stock issuable upon exercise of 2018 PIPE Warrants held by the selling stockholder. These shares are held by CDK Associates, L.L.C. and may be deemed to be beneficially owned by Bruce Kovner. The selling stockholder’s address is 731 Alexander Road, Building 2, Suite 500, Princeton, New Jersey 08540.

(9)           Baker Bros. Advisors LP (the “Adviser”) may be deemed to have the power to vote or direct the vote of and the power to dispose or direct the disposition of the shares of common stock and thus may be deemed the beneficial owner of such shares of common stock, which include: (a) 1,350,323 shares of common stock held directly and (ii) 1,012,742 shares of common stock issuable upon exercise of 2018 PIPE Warrants held by Baker Brothers Life Sciences, L.P. (“Life Sciences”); and (b) 149,677 shares of common stock held directly and (ii) 112,258 shares of common stock issuable upon exercise of Warrants held by 667, L.P. (“667”); (together with Life Sciences, the “Funds”). The Adviser serves as the Investment Adviser to the Funds. In connection with the services provided by the Adviser, the Adviser receives an asset-based management fee that does not confer any pecuniary interest in the securities held by the Funds. Baker Bros. Advisors (GP) LLC (the “Adviser GP") is the Adviser's sole general partner. Julian C. Baker and Felix J. Baker are managing members of the Adviser GP. Julian C. Baker, Felix J. Baker, the Adviser GP and the Adviser disclaim beneficial ownership of the securities held directly by the Funds except to the extent of their pecuniary interest therein. The address of the selling stockholder is 860 Washington Street; 3rd Floor New York, NY 10014.

(10)         Shares beneficially owned prior to the offering consist of (i) 1,000,000 shares of common stock held by the selling stockholder and (ii) 750,000 shares of common stock issuable upon exercise of 2018 PIPE Warrants held by the selling stockholder. Richard Abbe is the managing member of Iroquois Capital Investment Group LLC. Mr. Abbe has voting control and investment discretion over securities held by Iroquois Capital Investment Group LLC. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Iroquois Capital Investment Group LLC. The selling stockholder address is 205 East 42nd St., 20th Floor, New York, NY 10017.

(11)         Shares beneficially owned prior to the offering consist of (i) 312,500 shares of common stock held by the selling stockholder and (ii) 234,375 shares of common stock issuable upon exercise of 2018 PIPE Warrants held by the selling stockholder. Barbara Glenns may be deemed to have voting and investment power with respect to the securities held by Katalyst Securities One, LLC. The selling stockholder address is 630 Third Avenue, New York, NY 10017.

(12)         Shares beneficially owned prior to the offering consist of (i) 250,000 shares of common stock held by the selling stockholder, (ii) 109,999 shares of common stock issuable upon exercise of the Series C Warrants, 96,727 shares of common stock issuable upon exercise of the Series D Warrants, 51,689 shares of common stock issuable upon exercise of the Series E Warrants, and 98,333 shares of common stock issuable upon exercise of the Series F Warrants held by the selling stockholder and (iii) 187,500 shares of common stock issuable upon exercise of 2018 PIPE Warrants held by the selling stockholder. Iroquois Capital Management L.L.C. is the investment manager of Iroquois Master Fund, Ltd. Iroquois Capital Management L.L.C. has voting control and investment discretion over securities held by Iroquois Master Fund, Ltd. As President of Iroquois Capital Management L.L.C., Richard Abbe makes voting and investment decisions on behalf of Iroquois Capital Management L.L.C. in his capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Iroquois Capital Management L.L.C. and Iroquois Master Fund Ltd. The selling stockholder address is 205 East 42nd St., 20th Floor, New York, NY 10017.

(13)         Shares beneficially owned prior to the offering consist of (i) 250,000 shares of common stock held by the selling stockholder and (ii) 187,500 shares of common stock issuable upon exercise of 2018 PIPE Warrants held by the selling stockholder. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more FINRA members. CVI purchased the shares being registered hereunder in the ordinary course of business and at the time of purchase, had no agreements or understandings, directly or indirectly, with any other person to distribute such shares. The address of the selling stockholder is 101 California Street, Suite 3250, San Francisco, CA 94111.

(14)         Shares beneficially owned prior to the offering consist of (i) 331,904 shares of common stock held by the selling stockholder and (ii) 111,614 shares of common stock issuable upon exercise of PIPE Warrants held by the selling stockholder. Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. Mr. Lane beneficially owns an additional 13,800 shares of common stock. The address of the selling stockholder is c/o Empery Asset Management, LP, One Rockefeller Place, Suite 1205, New York, NY 10020.

(15)         Aspire Capital Partners LLC (“Aspire Partners”) is the Managing Member of Aspire Capital Fund LLC (“Aspire Fund”).  SGM Holdings Corp (“SGM”) is the Managing Member of Aspire Partners.  Mr. Steven G. Martin (“Mr. Martin”) is the president and sole shareholder of SGM, as well as a principal of Aspire Partners.  Mr. Erik J. Brown (“Mr. Brown”) is the president and sole shareholder of Red Cedar Capital Corp (“Red Cedar”), which is a principal of Aspire Partners. Mr. Christos Komissopoulos (“Mr. Komissopoulos”) is president and sole shareholder of Chrisko Investors Inc. (“Chrisko”), which is a principal of Aspire Partners.  Mr. William F. Blank, III (“Mr. Blank”) is president and sole shareholder of WML Ventures Corp. (“WML Ventures”), which is a principal of Aspire Partners.  Each of Aspire Partners, SGM, Red Cedar, Chrisko, WML Ventures, Mr. Martin, Mr. Brown, Mr. Komissopoulos and Mr. Blank may be deemed to be a beneficial owner of common stock held by Aspire Fund. Each of Aspire Partners, SGM, Red Cedar, Chrisko, WML Ventures, Mr. Martin, Mr. Brown, Mr. Komissopoulos and Mr. Blank disclaims beneficial ownership of the common stock held by Aspire Fund.

(16)         Shares beneficially owned prior to the offering consist of (i) 440,277 shares of common stock held by the selling stockholder and (ii) 61,247 shares of common stock issuable upon exercise of PIPE Warrants held by the selling stockholder. Empery Asset Management LP, the authorized agent of Empery Tax Efficient II, LP (“ETE II”), has discretionary authority to vote and dispose of the shares held by ETE II and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE II. ETE II, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. Mr. Lane beneficially owns an additional 13,800 shares of common stock. The address of the selling stockholder is c/o Empery Asset Management, LP, One Rockefeller Place, Suite 1205, New York, NY 10020.

(17)         Shares beneficially owned prior to the offering consist of (i) 62,500 shares of common stock held by the selling stockholder and (ii) 46,875 shares of common stock issuable upon exercise of 2018 PIPE Warrants held by the selling stockholder. Orin Hirschman, in his capacity as general partner of AIGH Investment Partners LP, has voting and investment power over the shares owned by AIGH Investment Partners LP. The address of the selling stockholder is 6006 Berkeley Avenue, Baltimore, Maryland 21209.

(18)         Shares beneficially owned prior to the offering consist of (i) 62,500 shares of common stock held by the selling stockholder and (ii) 46,875 shares of common stock issuable upon exercise of 2018 PIPE Warrants held by the selling stockholder. Matthew Strobeck will have voting and investment power of the shares/warrants owned after the closing. The address of the selling stockholder is 688 Pine Street, Suite D, Burlington, Vermont 05401.

(19)         Shares beneficially owned prior to the offering consist of (i) 62,500 shares of common stock held by the selling stockholder and (ii) 46,875 shares of common stock issuable upon exercise of 2018 PIPE Warrants held by the selling stockholder. Shaye Hirsch, as Director of Brio Capital Master Fund Ltd., has the power to vote and dispose of the shares held by Brio Capital Master Fund Ltd. and may be deemed to be the beneficial owner of these shares. The address for Brio Capital Master Fund Ltd. is c/o Brio Capital Management LLC, 100 Merrick Road, Suite 401W, Rockville Centre, New York 11570.

(20)         Shares beneficially owned prior to the offering consist of (i) 62,500 shares of common stock held by the selling stockholder and (ii) 46,875 shares of common stock issuable upon exercise of 2018 PIPE Warrants held by the selling stockholder. Knoll Capital Management, LP (KCMLP), in its capacity as investment manager, and Fred Knoll, as President of KCMLP are each deemed to have beneficial ownership of the shares of common stock that are owned of record by investment advisory clients of KCMLP. KCMLP, Fred Knoll and Gakasa have shared voting and dispositive power with respect to the shares beneficially owned by Gakasa Holdings, LLC. The address for Gakasa Holdings, LLC is 5 East 44th Street, Suite 12, New York, NY 10017.

(21)         Shares beneficially owned prior to the offering consist of (i) 48,384 shares of common stock held directly and (ii) 36,288 shares of common stock issuable upon exercise of 2018 PIPE Warrants. The selling stockholder is offering all of the shares of common stock beneficially owned thereby in the offering. Peter P. D’Angelo is the managing member of the selling stockholder and may be deemed to have beneficial ownership of all shares of Common stock beneficially owned thereby. The address of the selling stockholder is 731 Alexander Road, Bldg. 2, Suite 500, Princeton, NJ 08540.

(22)         Shares beneficially owned prior to the offering consist of (i) 65,000 shares of common stock held directly and (ii) 20,625 shares of common stock issuable upon exercise of 2018 PIPE Warrants. Amir L. Ecker and Carol G. Frankenfield are General Partners of the selling stockholder and share voting and dispositive power over the securities held by the selling stockholder.

(23)         Shares beneficially owned prior to the offering consist of (i) 62,821 shares of common stock held by the selling stockholder and (ii) 14,639 shares of common stock issuable upon exercise of PIPE Warrants held by the selling stockholder. Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP ("ETE"), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. Mr. Lane beneficially owns an additional 13,800 shares of common stock. The address of the selling stockholder is c/o Empery Asset Management, LP, One Rockefeller Place, Suite 1205, New York, NY 10020.

(24)         Shares beneficially owned prior to the offering consist of (i) 47,500 shares of common stock held directly and (ii) 14,250 shares of common stock issuable upon exercise of 2018 PIPE Warrants.

(25)         Shares beneficially owned prior to the offering consist of (i) 17,500 shares of common stock held directly and (ii) 7,200 shares of common stock issuable upon exercise of 2018 PIPE Warrants. The selling stockholder indicated to us that Amir L. Ecker, General Partner of The Ecker Family Partnership, has voting and investment power over the shares it is offering for resale.

(26)         Shares beneficially owned prior to the offering consist of (i) 9,300 shares of common stock held directly and (ii) 2,400 shares of common stock issuable upon exercise of 2018 PIPE Warrants.  Mr. Ecker may be deemed a beneficial owner of the shares beneficially owned by ACT Capital Management, LLLP solely because he is a General Partner of that partnership.

(27)         Shares beneficially owned prior to the offering consist of (i) 10,000 shares of common stock held directly and (ii) 2,400 shares of common stock issuable upon exercise of 2018 PIPE Warrants.  Amir L Ecker is the general partner of the 21st Century Ecker Family Partnership and has voting and investment power over the shares it is offering for resale.

(28)         Represents shares able to be acquired upon the exercise of 2018 PIPE Warrants issued in connection with placement agent services rendered to the Company in connection with the Private Placement Transaction. The address of the selling stockholder is 345 Park Avenue, 12th Floor, New York, NY 10154.

(29)         Mr. John Wilson serves on our Board of Directors. Shares beneficially owned prior to the offering consist of (i) 6,060,783 shares of common stock held directly and (ii) 2,197,944 shares of common stock issuable upon exercise of Marker Warrants. Excludes 12,500 shares subject to options that were granted in connection with Mr. Wilson joining our Board.

(30)         Ms. Ann Leen serves as our Chief Scientific Officer. Shares beneficially owned prior to the offering consist of (i) 1,993,059 shares of common stock held directly and (ii) 722,783 shares of common stock issuable upon exercise of Marker Warrants.

(31)         Dr. Juan Vera serves on our Board of Directors and as our Chief Development Officer. Shares beneficially owned prior to the offering consist of (i) 1,993,059 shares of common stock held directly and (ii) 722,783 shares of common stock issuable upon exercise of Marker Warrants.

(32)         Shares beneficially owned prior to the offering consist of (i) 1,490,813 shares of common stock held directly and (ii) 540,643 shares of common stock issuable upon exercise of Marker Warrants.

(33)         Shares beneficially owned prior to the offering consist of (i) 1,316,634 shares of common stock held directly and (ii) 477,477 shares of common stock issuable upon exercise of Marker Warrants.

(34)         Shares beneficially owned prior to the offering consist of (i) 681,633 shares of common stock held directly and (ii) 247,194 shares of common stock issuable upon exercise of Marker Warrants.

(35)         Shares beneficially owned prior to the offering consist of (i) 86,816 shares of common stock held directly and (ii) 31,484 shares of common stock issuable upon exercise of Marker Warrants.

(36)         Shares beneficially owned prior to the offering consist of (i) 34,726 shares of common stock held directly and (ii) 12,593 shares of common stock issuable upon exercise of Marker Warrants.

(37)         Shares beneficially owned prior to the offering consist of (i) 31,006 shares of common stock held directly and (ii) 11,244 shares of common stock issuable upon exercise of Marker Warrants.

(38)         Shares beneficially owned prior to the offering consist of (i) 29,765 shares of common stock held directly and (ii) 10,794 shares of common stock issuable upon exercise of Marker Warrants.

(39)         Shares beneficially owned prior to the offering consist of (i) 29,765 shares of common stock held directly and (ii) 10,794 shares of common stock issuable upon exercise of Marker Warrants.

(40)         Shares beneficially owned prior to the offering consist of (i) 24,805 shares of common stock held directly and (ii) 8,995 shares of common stock issuable upon exercise of Marker Warrants.

(41)         Shares beneficially owned prior to the offering consist of (i) 17,363 shares of common stock held directly and (ii) 6,297 shares of common stock issuable upon exercise of Marker Warrants.

(42)         Shares beneficially owned prior to the offering consist of (i) 17,363 shares of common stock held directly and (ii) 6,297 shares of common stock issuable upon exercise of Marker Warrants.

(43)         Shares beneficially owned prior to the offering consist of (i) 16,372 shares of common stock held directly and (ii) 5,937 shares of common stock issuable upon exercise of Marker Warrants.

(44)         Shares beneficially owned prior to the offering consist of (i) 14,883 shares of common stock held directly and (ii) 5,397 shares of common stock issuable upon exercise of Marker Warrants.

(45)         Shares beneficially owned prior to the offering consist of (i) 14,883 shares of common stock held directly and (ii) 5,397 shares of common stock issuable upon exercise of Marker Warrants.

(46)         Shares beneficially owned prior to the offering consist of (i) 13,891 shares of common stock held directly and (ii) 5,037 shares of common stock issuable upon exercise of Marker Warrants.

(47)         Shares beneficially owned prior to the offering consist of (i) 12,402 shares of common stock held directly and (ii) 4,498 shares of common stock issuable upon exercise of Marker Warrants.

(48)         Shares beneficially owned prior to the offering consist of (i) 6,202 shares of common stock held directly and (ii) 2,249 shares of common stock issuable upon exercise of Marker Warrants.

(49)         Shares beneficially owned prior to the offering consist of (i) 6,202 shares of common stock held directly and (ii) 2,249 shares of common stock issuable upon exercise of Marker Warrants.

(50)         Shares beneficially owned prior to the offering consist of (i) 4,961 shares of common stock held directly and (ii) 1,799 shares of common stock issuable upon exercise of Marker Warrants.

(51)         Shares beneficially owned prior to the offering consist of (i) 4,961 shares of common stock held directly and (ii) 1,799 shares of common stock issuable upon exercise of Marker Warrants.

(52)         Shares beneficially owned prior to the offering consist of (i) 3,472 shares of common stock held directly and (ii) 1,259 shares of common stock issuable upon exercise of Marker Warrants.

(53)         Shares beneficially owned prior to the offering consist of (i) 2,481 shares of common stock held directly and (ii) 900 shares of common stock issuable upon exercise of Marker Warrants.

(54)         Shares beneficially owned prior to the offering consist of (i) 2,481 shares of common stock held directly and (ii) 900 shares of common stock issuable upon exercise of Marker Warrants.

(55)         Shares beneficially owned prior to the offering consist of (i) 2,481 shares of common stock held directly and (ii) 900 shares of common stock issuable upon exercise of Marker Warrants.

(56)         Shares beneficially owned prior to the offering consist of (i) 993 shares of common stock held directly and (ii) 360 shares of common stock issuable upon exercise of Marker Warrants.

Material Relationships Between Selling Stockholders and Marker

Lock-Up Agreements with Former Marker Therapeutics Equity Holders

The selling stockholders noted above for the Marker Transaction are former stockholders of Marker Cell Therapy, Inc. (formerly known as Marker Therapeutics, Inc.). The common stock being offered under this prospectus by each such holder was acquired by the selling stockholders at the closing of Marker Transaction on October 17, 2018. Certain of the selling stockholders that acquired their shares of our common stock in connection with the Marker Transaction have entered into voting and lock-up agreements with us pursuant to which such stockholders have agreed, subject to customary exceptions, not to offer, sell, contract to sell, pledge, assign, grant any option, right or warrant to purchase, lend, make any short sale, enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership or otherwise dispose of their shares of Marker Therapeutics common stock received in connection with the Marker Transaction for a period of 180 days from the closing date of October 17, 2018. The selling stockholders that acquired their shares in the Marker Transaction that have entered into voting and lock-up agreements are: John R. Wilson, Juan F. Vera, Ann M. Leen, Salt Free LP, Helen E. Heslop, and Baylor College of Medicine.

Board Designation and Observer Rights

In connection with the Private Placement Transaction occurring concurrently with the Marker Transaction, one of the private placement investors and selling stockholder named, New Enterprise Associates 16, L.P, (“NEA”) was granted the right to designate either a board observer or a board member to our board of directors. The agreement provided NEA with the designation right until either (i) a Change of Control Transaction, or (ii) NEA ceases to own less than 2,500,000 Shares of the Company’s stock. NEA has elected to initially designate Ali Behbahani as their board observer. In addition, another investor in the Private Placement Transaction and selling stockholder, Aisling Capital IV, LP (“Aisling”), was granted the right to designate a board observer, so long as Aisling held a number of shares of our common stock that was no less than 70% of the number of shares purchased in the Financing.

Director and Officer Relationships

Selling stockholders, John Wilson and Juan Vera, began serving on our Board of Directors effective as of October 17, 2018, the closing date of the Merger. Selling stockholders, Juan Vera and Ann Leen, serve as our Chief Development Officer and Chief Scientific Officer, respectively, effective as of October 19, 2018, pursuant to consulting agreements they entered into with us.

Baylor License Agreement

Selling stockholder, Baylor College of Medicine, has an Exclusive License Agreement with us dated March 16, 2018.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholders and issuable upon exercise of warrants issued to the selling stockholders to permit the resale of those shares of common stock by the holders of the common stock and warrants from time to time after the date of this prospectus. We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock.

The selling stockholders and any of their respective pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell any or all their respective shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions from time to time directly or through one or more underwriters, broker-dealers or agents, subject to certain transfer restrictions imposed upon certain of the shares of common stock covered by this prospectus. See “Selling Stockholders.” Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an over-the-counter distribution;

•	an exchange or market distribution in accordance with the rules of the applicable exchange or market;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	at-the-market offerings; or

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1934, or amended (the “Securities Act”), or Section 4 (a)(1) under the Securities Act, rather than under this prospectus, provided that such transactions meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect certain transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable Financial Industry Regulatory Authority, Inc., or FINRA, rules; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules. The maximum commission or discount to be received by any member FINRA or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of the selling stockholder(s) to include the pledgee, donees, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of our common stock in other circumstances, in which case the pledgees, donees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

In connection with the sale of shares of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

We have advised the selling stockholders that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If any of the selling stockholders use this prospectus for any sale of the shares of common stock, such selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended, (the “exchange Act”) may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. We have advised the selling stockholders that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Certain of the selling stockholders who acquired their shares of common stock being offered hereby at the closing of our merger of Marker Cell Therapy, Inc. have entered into voting and lock-up agreements with us pursuant to which such stockholders have agreed not to offer, sell, contract to sell, pledge, assign, grant any option right or warrant to purchase, lend, make any short sale, enter into any swap or other arrangement that transfer to another any of the economic consequences of ownership or otherwise dispose of the shares of common stock that such stockholders received in connection with the merger. The lock-up will apply for a period of 180 days from the date of closing of the Merger.

We agreed to keep the registration statement of which this prospectus is a part effective (a) as to the private placement shares and warrant shares until the earlier of (i) two years after the effective date, (ii) such time that all private placement shares and warrant shares have been sold, or (iii) such time as the private placement shares and warrant shares become eligible for resale without any volume limitations or other restrictions pursuant to Rule 144 under the Securities Act without the requirement to be in compliance with Rule 144 (c)(1),and (b) as to the merger shares and warrants shares until such time that all shares covered by the registration statement cease to constitute registrable securities (as defined in the registration rights agreement) but for no longer than one year from the date of effectiveness. We will bear all fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including all fees and expenses in connection with the filing of any registration statement or prospectus supplement, fees and expenses of compliance with securities or “blue sky” laws, transfer agent fees, the maintenance of the effectiveness of the registration statement, and the listing of the shares on NASDAQ, including all registration, filing, qualification, printing, accounting and other fees and expenses, and shall be responsible for up to $15,000 of fees for one legal counsel to the selling stockholders who acquired their shares at the closing our merger, including those with respect to any review and preparation of any registration statement or prospectus supplement. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares.

We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement and securities purchase agreement, as applicable, or the selling stockholders will be entitled to contribution, as applicable. We may be indemnified by the selling stockholders against certain liabilities, including some liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement and securities purchase agreement, as applicable, or we may be entitled to contribution, as applicable.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to this registration statement, of which this prospectus forms a part. Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

EXPERTS

Our consolidated financial statements as of December 31, 2017 and December 31, 2016, and for the years then ended, have been incorporated by reference in the prospectus in reliance upon the report of Marcum LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The firm of Shumaker, Loop & Kendrick, LLP has issued an opinion regarding the legality and validity of the Covered Shares offered under this prospectus. If the validity of any Covered Shares is also passed upon by counsel for the underwriters of an offering of the Covered Shares, that counsel will be named in the prospectus supplement relating to that offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our by-laws require us to indemnify any of our officers or directors, and certain other persons, under certain circumstances against all expenses and liabilities incurred or suffered by such persons because of a lawsuit or similar proceeding to which the person is made a party by reason of a his being a director or officer of Marker or our subsidiaries, unless that indemnification is prohibited by law. We may also purchase and maintain insurance for the benefit of any officer which may cover claims for which we could not indemnify a director or officer. We have been advised that in the opinion of the Securities and Exchange Commission, indemnification of our officers, directors and controlling persons under these provisions, or otherwise, is against public policy and is unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is http://www.sec.gov.

We maintain a website at markertherapeutics.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

•          Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on March 23, 2018;

•          Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018, filed on May 15, 2018 and August 9, 2018, respectively ;

•          Our Current Reports on Form 8-K filed on May 15, 2018, May 18, 2018, June 8, 2018, August 8, 2018, October 17, 2018, October 23, 2018, and October 30, 2018 and Form 8-K/A filed on October 26, 2018.

•          Our Definitive Proxy Statement on Schedule 14A, filed on September 14, 2018; and

•          The description of our common stock contained in Amendment No. 1 to our Form 8-A/A, filed on October 17, 2018, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Our SEC file number is 001-37939. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to Corporate Secretary, 5 West Forsyth Street, Suite 200 Jacksonville, FL 32202, or may be made telephonically at (904) 516-5436.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

49,897,758 Shares

Marker Therapeutics, Inc.

Common Stock

PROSPECTUS

[________ __, 2018]

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The table below itemizes the expenses payable by the registrant in connection with the registration and issuance of the securities being registered hereunder, other than underwriting discounts and commissions. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission Registration Fee	$41,185
Legal Fees and Expenses	60,000
Accountants’ Fees and Expenses	10,000
Miscellaneous Expenses	10,000
Total	$121,185

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our bylaws provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or, while a director or officer, is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our bylaws provide that we will indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or, while a director or officer, is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Please read “Item 17. Undertakings” for more information on the SEC’s position regarding such indemnification provisions.

ITEM 16.	EXHIBITS.

The following exhibits are filed as part of this registration statement. Exhibit numbers correspond to the exhibit requirements of Regulation S-K.

		Incorporated by Reference
Exhibit number	Exhibit description	Form	File no.	Exhibit	Filing date	Filed herewith

2.1	Agreement and Plan of Merger and Reorganization, dated as of May 15, 2018	8-K	001-37939	2.1	5/15/18

4.1	Form of Securities Purchase Agreement (including registration rights)	8-K	001-37939	10.1	6/8/18

4.2	Form of Private Placement Warrant	8-K	001-37939	4.1	6/8/18

4.3	Form of Private Placement Warrant	8-K	001-37939	4.2	6/8/18

4.4	Form of Marker Warrant	8-K	001-37939	2.1	5/15/18

4.5	Form of Voting and Lock Up Agreement	8-K	001-37939	2.1	5/15/18

4.6	Registration Rights Agreement	8-K	001-37939	2.1	5/15/18

4.7	Form of Common Stock Certificate of Marker Therapeutics, Inc.	8-A	001-37939	4.1	10/17/18

5.1	Opinion of Shumaker, Loop & Kendrick, LLP					X

23.1	Consent of Marcum LLP, an independent public accounting firm.					X

23.2	Consent of Marcum LLP, an independent public accounting firm.					X

23.3	Consent of Shumaker, Loop & Kendrick, LLP (included as part of Exhibit 5.1)					X

24.1	Powers of Attorney (included on signature page).					X

101.INS	XBRL Instance Document	10-Q	001-37939		5/15/18
101.SCH	XBRL Taxonomy Extension Schema Document	10-Q	001-37939		5/15/18
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	10-Q	001-37939		5/15/18
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	10-Q	001-37939		5/15/18
101.LAB	XBRL Taxonomy Extension Label Linkbase Document	10-Q	001-37939		5/15/18
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	10-Q	001-37939		5/15/18

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on October 30, 2018.

Marker Therapeutics, Inc.

By:	/s/ Peter Hoang
Peter Hoang
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Michael J. Loiacono
Michael J. Loiacono
Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person in so signing also makes, constitutes and appoints Peter Hoang and Michael J. Loiacono, and each of them with the power to act without the other, his or her true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments to this Registration Statement, with exhibits to such registration statements and amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Peter L. Hoang	Chief Executive Officer, President and Director	October 30, 2018
Peter L. Hoang	(Principal Executive Officer)

/s/ John Wilson	Director	October 30, 2018
John Wilson

/s/ Juan F. Vera	Director	October 30, 2018
Juan F. Vera

/s/ David Laskow-Pooley	Director	October 30, 2018
David Laskow-Pooley

/s/ David Eansor	Director	October 30, 2018
David Eansor

/s/ Frederick Wasserman	Director	October 30, 2018
Frederick Wasserman

/s/ Michael J. Loiacono	Chief Financial Officer	October 30, 2018
Michael J. Loiacono	(Principal Financial and Accounting Officer)